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                                                                    EXHIBIT 99.9

                                             Corporate Headquarters
                                             443 South Gulph Road
[TELESPECTRUM WORLDWIDE INC. LOGO]           King of Prussia, PA  19406
                                             888-878-7400
                                             www.telespectrum.com


NEWS: FOR IMMEDIATE RELEASE

Contact:
         Kurt Dinkelacker
         Chief Financial Officer
         610-878-7400
         kdinkelacker@telespectrum.com

                           TELESPECTRUM WORLDWIDE INC.
                        ANNOUNCES FINANCIAL RESTRUCTURING

KING OF PRUSSIA, PA - April 30, 2002 - TeleSpectrum Worldwide Inc. (OTC: TLSP) announced today that it has entered into agreements with its bank lenders resulting in a recapitalization of its balance sheet and a substantial reduction of its debt. Under the terms of such agreements, the amounts due under the Company's existing credit facilities, totaling approximately $161 million, were converted into a three-year term facility of $25 million, $40 million of the Company's Series A Preferred Stock, and shares of the Company's Series B Convertible Preferred Stock, which will convert into common stock representing 95% of the Company's common stock on a fully diluted basis.

The three-year term facility, which is classified as long-term debt, matures in May 2005 and requires the Company to meet certain financial covenants, including a fixed charge coverage ratio and EBITDA targets. The Series A Preferred Stock has a cumulative 10% annual dividend rate, which is payable either in cash or in additional shares of Series A Preferred Stock. A portion of the Series B Preferred Stock was converted into shares of the Company's common stock immediately after the closing of the recapitalization, and the remainder will convert common stock as soon as the Company increases its authorized number of shares of common stock.

The Company's Board of Directors is comprised of five members, including J. Peter Pierce, the Company's Chairman and Chief Executive Officer, and Chris Williams, the Company's Chief Operating Officer, who are continuing as directors, and three designees of the bank group.

Mr. Pierce said, "We are pleased that our bank lenders concurred with our assessment that a consensual conversion of much of their debt to equity was the best course of action

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for the Company. We believe that the recapitalization of our balance sheet sets a solid financial foundation for TeleSpectrum's future and will greatly benefit both our customers and employees by allowing us to reinvest in our infrastructure and continue to focus on our customers' needs."

ABOUT TELESPECTRUM WORLDWIDE INC.

Headquartered in King of Prussia, Pennsylvania, TeleSpectrum Worldwide Inc. is a leading full-service provider of multi-channel customer relationship management
(CRM) solutions for Global 1,000 companies in diverse industries, including financial services, telecommunications, technology, insurance, healthcare, pharmaceuticals and government. In addition to providing both traditional business-to-consumer and business-to-business teleservices, TeleSpectrum also offers inbound customer service, customer care, as well as the ability to measure, monitor and improve the customer service experience.

FORWARD-LOOKING STATEMENTS

Many statements contained in this release regarding future events or our financial performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements involve substantial risks and uncertainties. Actual future events or results may differ materially. The factors that could cause such differences include, among others: our ability to maintain our current business and generate new business; the effects the change of control will have on our business; our ability to improve profitability and cash flow and meet our projected financial performance; our ability to hire and retain effective management; increased competition; and changes in laws regulating our industry. A more extensive discussion of the risk factors that could impact these areas and our overall business and financial performance can be found in our reports filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this press release, and we assume no obligation to update these statements or the reasons why actual results could differ.

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